Exhibit 5.1

October 22, 2013

Hanmi Financial Corporation

3660 Wilshire Boulevard, PH-A

Los Angeles, California 90010

Ladies and Gentlemen:

We have acted as counsel to Hanmi Financial Corporation, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement. The Registration Statement relates to the registration of 1,500,000 shares of common stock, $0.001 par value per share, of the Company (the “Shares”), issuable pursuant to the Amended and Restated Hanmi Financial Corporation 2013 Equity Compensation Plan (the “2013 Plan”).

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We have relied, as to any questions of fact upon which our opinion is predicated, upon representations of officers of the Company.

We have assumed that all documents referenced herein are the valid and binding obligations of, and enforceable against, the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and the legal capacities of all natural persons. We have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the 2013 Plan that would expand, modify or otherwise affect the terms of the 2013 Plan or the respective rights or obligations of the participants thereunder.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that when (i) the Registration Statement has been filed with the Commission and has become effective under the Securities Act, (ii) the Board of Directors of the Company or its authorized delegee has taken all necessary corporate action to authorize and approve the issuance of the Shares, (iii) the Shares are issued in accordance with the terms set forth in the 2013 Plan and pursuant to the agreements that accompany the 2013 Plan under which the right to acquire the Shares is granted, and (iv) the payment or other delivery of consideration for the Shares required pursuant to the terms of such 2013 Plan has occurred, then upon issuance and delivery of the Shares pursuant to the terms of the 2013 Plan and in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited solely to the federal laws of the United States and the General Corporation Law of the State of Delaware, and we express no opinion as to the effect on the matters covered by this opinion letter of the laws of any other jurisdiction. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention. This opinion is to be used only in connection with the offer and sale of the Shares under the 2013 Plan while the Registration Statement is effective.

We hereby consent to the use of our name in the Registration Statement as attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not hereby admit that we are an “expert” within the meaning of the Securities Act. This opinion should not be quoted in whole or in part without the prior written consent of this firm, nor is this opinion letter to be filed with or furnished to any other governmental agency or other person or entity, except as otherwise required by law.

Sincerely,

/s/ GREENBERG TRAURIG, LLP